UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1 Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 3, 2019, TSR, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), which indicated that the Company was not in compliance with Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) as a result of not having held an annual meeting of stockholders within 12 months of the end of the Company’s fiscal year on May 31, 2018. The Notice was only a notification of deficiency, not of imminent delisting, and had no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company disclosed its receipt of the Notice in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 4, 2019.

The Notice stated that, under Nasdaq rules, the Company has 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. On July 17, 2019, the Company submitted a plan of compliance to Nasdaq within the required timeframe. The Company’s plan of compliance provides that the Company intends to hold its 2018 annual meeting of stockholders on September 13, 2019.

If Nasdaq accepts the Company’s plan of compliance, Nasdaq may grant the Company an extension of up to 180 calendar days from the Company’s fiscal year end on May 31, 2019, or until November 27, 2019, to regain compliance with the Annual Meeting Rule. The Notice further stated that in determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the annual meeting can be held within the 180-day period, the Company’s past compliance history, the reasons for the delayed meeting, other corporate events that may occur during the review period, the Company’s overall financial condition and its public disclosures.

If Nasdaq does not accept the Company’s plan to regain compliance with the Annual Meeting Rule, the Company will have the opportunity to appeal the decision in front of an independent Nasdaq Hearings Panel. If the Company timely appeals, the Company’s securities would remain listed pending such Panel’s decision and the expiration of any additional extension granted by the Panel. However, there can be no assurance that, if the Company does appeal, such appeal would be successful.

Section 5 – Corporate Governance and Management

Item 5.08 Shareholder Director Nominations

As described under Item 3.01 above, pursuant to the plan of compliance submitted by the Company to Nasdaq on July 17, 2019, the Company intends to hold its 2018 annual meeting of stockholders on September 13, 2019. The Company expects that the record date for stockholders eligible to receive notice of and vote at the 2018 annual meeting will be August 15, 2019. For the reasons described in previous reports filed by the Company with the SEC, the Company postponed the annual meeting of stockholders originally scheduled to be held on November 28, 2018, and the Company therefore did not hold an annual meeting of stockholders as originally scheduled. Accordingly, any stockholder proposals intended to be presented, and any nominations of candidates for election as directors, at the 2018 annual meeting must meet all of the relevant requirements of the Company’s Amended and Restated By-laws and be received by the Company at its principal executive offices no later than August 3, 2019.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to submit a plan of compliance satisfactory to Nasdaq, the Company’s ability to evidence that it can hold an annual meeting of stockholders by November 27, 2019, the Company’s successful appeal of Nasdaq’s rejection of the Company’s plan, and other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Date: July 19, 2019

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